Exhibit 10.2

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

This SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT dated as of August 1, 2023 (this “Amendment”), and amends that certain Note Purchase Agreement dated March 31, 2023, as amended by that First Amendment to Note Purchase Agreement dated June 8, 2023 (as may be further amended from time to time, the “Note Purchase Agreement”) by and among Motorcar Parts of America, Inc., a New York corporation (“Company”), and, severally and not jointly, Bison Capital Partners VI, L.P., a Delaware limited partnership (“Purchaser One”), Bison Capital Partners VI-A, L.P., a Delaware limited partnership (“Purchaser Two”; each of Purchaser One and Purchaser Two is sometimes referred to individually as a “Purchaser” and together as the “Purchasers”), and Bison Capital Partners VI, L.P., a Delaware limited partnership, as the representative of the Purchasers (the “Purchaser Representative”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Note Purchase Agreement.

W I T N E S S E T H :

WHEREAS, pursuant to Section 10.4 the Note Purchase Agreement, the Note Purchase Agreement may be amended by an instrument in writing, signed by the Company and the Purchaser Representative; and

WHEREAS, the Company, Purchasers and Purchaser Representative have agreed to amend the Note Purchase Agreement as described herein;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendments.
(a)	The definition of “Permitted Restricted Payments” contained in the Note Purchase Agreement is hereby amended and restated in its entirety with the following:

“Permitted Restricted Payments” shall mean any of the following: (a) Restricted Payments made by a Group Company to one or more other Group Companies that directly owns Capital Stock in such Group Company, ratably according to their respective holdings of the type of Capital Stock in respect of which such dividend or distribution is being made; (b) Restricted Payments by any Group Company payable solely in the Capital Stock of such Group Company; (c) so long as no Default shall exist or result therefrom, repurchases by the Company of its Capital Stock and/or stock options and/or dividends in an amount up to Twenty Million Dollars ($20,000,000) in the aggregate for such repurchases and/or dividends in any fiscal year (it being understood that with respect to any unused amounts in any fiscal year, an amount equal to fifty percent (50%) of the unused amount from such fiscal year may be carried forward to the immediately subsequent fiscal year; provided, that during such subsequent fiscal year, the Company shall utilize the permitted amount for such fiscal year before using any carried over amount); (d) any payment on or with respect to, or any purchase, redemption, decrease, refinancing, acquisition, or retirement for value of any Senior Debt, and (e) so long as no Default shall exist or result therefrom, any Restricted Payment in an amount not otherwise permitted by this definition, in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year.

2. Limitation of Amendment. This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Transaction Document (as defined in the Note Purchase Agreement), or (b) otherwise prejudice any right or remedy which any Purchaser may now have or may have in the future under or in connection with any Transaction Document.

3. Ratification of the Agreement. The Note Purchase Agreement and the other Transaction Documents are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment is a Transaction Document and shall form a part of the Note Purchase Agreement for all purposes, and every holder of a Note shall be bound hereby. In furtherance of the foregoing, the Company hereby agrees that the representations and warranties contained in Article 3 of the Note Purchase Agreement regarding the Transaction Documents shall be deemed to include, effective as of the Closing, this Amendment.

4. Effectiveness. The Company, Purchaser Representative and Purchasers agree and acknowledge that this Amendment shall govern and be considered effective as of August 1, 2023.

5. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles that would require application of another law.

10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

“Company”
MOTORCAR PARTS OF AMERICA, INC.

By:	/s/ Selwyn Joffe
Name: Selwyn Joffe
Title: President and Chief Executive Officer

“Purchasers”
BISON CAPITAL PARTNERS VI, L.P.
By:	Bison Capital Partners V GP, LP
Its:	General Partner
	By:	Bison Capital Partners GP, LLC
	Its:	General Partner
		By:	/s/ Doug Trussler
Name: Doug Trussler
Title: GP-EVP

BISON CAPITAL PARTNERS VI-A, L.P.
By:	Bison Capital Partners VI GP, LP
Its:	General Partner
	By:	Bison Capital Partners GP, LLC
	Its:	General Partner
		By:	/s/ Doug Trussler
Name: Doug Trussler
Title: GP-EVP

“Purchaser Representative”
BISON CAPITAL PARTNERS VI, L.P.,
By:	Bison Capital Partners VI GP, LP
Its:	General Partner
	By:	Bison Capital Partners GP, LLC
	Its:	General Partner
		By:	/s/ Doug Trussler
Name: Doug Trussler
Title: GP-EVP